Exhibit 99.1

SS Innovations Surpasses Milestone of 100 Installations of the SSi Mantra Surgical Robotic System

Continuing strong procedure growth, including an upsurge in telesurgeries

Fort Lauderdale, FL – July 15, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the Company has installed more than 100 SSi Mantra surgical robotic systems in India and six other countries. To date, more than 5,000 surgical procedures have been successfully performed utilizing the SSi Mantra, including 240 cardiac surgeries and 32 telesurgeries. As of December 31, 2024, a total of 2,759 robotic surgeries had been successfully completed using the SSi Mantra, including 151 cardiac surgeries and 9 telesurgeries.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “We are thrilled to surpass the milestone of 100 installations of our SSi Mantra surgical robotic system in India and beyond. We are seeing growing demand for and acceptance of the SSi Mantra, which reflects its premium quality, innovative features, ease of use, improved patient experience, and overall cost-effectiveness. We aim to democratize access to cutting edge robotic surgery through deploying SSi Mantra in existing markets while simultaneously pursuing new geographies. In that regard, we expect to submit a De Novo application for approval to market the SSi Mantra to the U.S. Food and Drug Administration by the end of July 2025 for multiple indications and continue along the pathway towards a European Union CE marking certification as soon as late 2025.”

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com